Exhibit D-7 New Jersey Board of Public Utilities, Dated December 19, 2001

Agenda Date: 12/19/01 Agenda Item: 6B

[THE STATE OF NEW JERSEY SEAL]

STATE OF NEW JERSEY
Board of Public Utilities
Two Gateway Center
Newark, NJ 07102

SERVICE EVALUATION

IN THE MATTER OF THE PETITION OF NUI	)	ORDER OF APPROVAL
CORPORATION D/B/A ELIZABETHTOWN GAS COMPANY FOR APPROVAL TO SELL CERTAIN ASSETS	) ) )	DOCKET NO. GF01030138

(SERVICE LIST ATTACHED)

BY THE BOARD:

NUI Corporation, (“NUI”, “Company” or “Petitioner”), a public utility holding company of this State subject to the jurisdiction of the Board of Public Utilities (“Board”), filed a petition on February 28, 2001, pursuant to N.J.S.A. 48:3-7, requesting approval to sell certain assets located in Pennsylvania and New York relating to the sales and service operation of its Valley Cities Gas Service and Waverly Gas Service. Pursuant to N.J.A.C. 14:1-5.6(i), the company is also seeking a waiver from the advertising requirement contained in N.J.A.C. 14:1-5.6(b).

BACKGROUND

NUI distributes natural gas and related services in six states along the Eastern Seaboard of the United States. The Company’s utility operations are conducted using a divisional structure, which consists of Elizabethtown Gas Company in New Jersey, City Gas Company of Florida, North Carolina Gas Service, Elkton Gas Service in Maryland, Valley Cities Gas Service in Pennsylvania and Waverly Gas Service in New York.

The Company acquired Valley Cities Gas Service and Waverly Gas Service as part of an acquisition of the Pennsylvania and Southern Gas Company in 1994 (See I/M/O the Petition of Elizabethtown Gas Company and NUI Corporation...to Complete a Merger with Pennsylvania and Southern Gas Company, Docket No. GM93090390). Pursuant to its order approving the acquisition of the Pennsylvania and Southern Gas Company, the Board required that certain conditions be met: a) all transaction costs associated with the acquisition must be absorbed by NUI and could not be recovered from New Jersey customers; b) NUI must maintain its capital structure in a manner which insulates New Jersey ratepayers from any adverse effects of non-

New Jersey operations and events; c) NUI could not seek to recover form New Jersey ratepayers any costs associated with NUI’s utility operations in other states, including New York and Pennsylvania; d) all corporate expenditures borne by NUI and the non-New Jersey divisions must not be charged to New Jersey ratepayers; and e) any transfer of assets by NUI are subject to the Board’s jurisdiction.

NUI proposes to sell the Valley Cities Gas and Waverly Gas divisions to C&T Enterprises of Pennsylvania for $15 million with the possibility of an additional $3 million payment if certain revenue targets are achieved.

In support of its position that the Company received the fair market value for the Valley Cities Gas and Waverly Gas divisions the Company states that the auction process was utilized in the sale of the Valley Cities Gas and Waverly Gas divisions. C&T Enterprises was the winning bidder thereby establishing the true fair market value of the Valley Cities Gas and Waverly Gas divisions. The Company also states that the auction method is utilized to create a competitive market in which the largest number of financially able buyers are identified and allowed to bid on the item that is being offered for sale.

NUI reviewed the strategic importance of selected utility divisions in order to allow NUI to reallocate capital and resources to more strategic businesses. NUI engaged Berenson Minella & Company, an investment banker, to solicit interest in the sale of the Valley Cities and Waverly Gas assets. Berenson Minella did a preliminary solicitation of interest among a group of electric gas and combination utilities in the Northeast. Three companies expressed preliminary interest and Berenson Minella conducted a limited auction procedure whereby the interested parties reviewed financial and operational information under confidential agreement. C&T Enterprises was the successful bidder. On October 5, 2000, NUI entered into an agreement to sell the two divisions. There is no relationship between C&T Enterprises and NUI other than buyer and seller.

In support of its request to waive the advertising requirement contained in N.J.A.C. 14:1-56(b), the Company states that Valley Cities and Waverly Gas are small gas providers, serving a relatively isolated gas market. The number of potential purchasers for such assets is quite limited and NUI feels that advertising the sale of these assets would not have resulted in a higher price. Moreover, NUI states that few potential purchasers could bring the experience necessary to operate Valley Cities and Waverly Gas in a safe and reliable manner.

NUI asserts that it has complied with the Board’s previous order and maintained a complete separation of utility assets, such that New Jersey ratepayers were not exposed to any risks or costs associated with these assets. But for NUI’s use of the divisional structure for its utility operations and the Board’s prior order. NUI believes it would not be required to seek Board approval for the sale of these assets.

NUI further states that none of the facilities to be transferred in the proposed sales transaction are located in New Jersey. Moreover, none of the facilities to be transferred are used to provided service to customers in New Jersey. Therefore, NUI asserts that it is anticipated that the proposed sale will have no impact on New Jersey operations, rates or service to New Jersey customers.

Position of Ratepayer Advocate:

By letter dated November 28, 2001, the Ratepayer Advocate (“Advocate”) indicated that it does not object to the proposed sale of the Valley Cities Gas and Waverly Gas divisions to C&T

BPU Docket No. GF01030138

2

Enterprises, Inc. providing that NUI’s New Jersey ratepayers shares in the gain from the sale of these two divisions.

The Advocate maintains that NUI’s New Jersey ratepayers were exposed to some financial risk as a result of NUI’s ownership of the Valley Cities Gas and Waverly Gas divisions due, in part, to the subsidiaries’ liability for the clean-up of a manufactured gas plant site. Therefore, NUI’s New Jersey ratepayers should be credited with 50 percent of the net gain from the sale. The Advocate also wishes to reserve its right to examine the ratemaking and accounting treatment of the transaction in NUI’s next proceeding where rates are set in New Jersey. Lastly, the Advocate states that given the nature of the subject assets, the Advocate does not object to NUI’s request for a waiver of the notice requirements set forth in N.J.A.C. 14:1-5.6(b).

DISCUSSION AND FINDINGS

A review of the petition and supporting documents shows that the sale of the Valley Cities and Waverly Gas divisions will not jeopardize Petitioner’s ability to render safe, adequate and proper utility service to its New Jersey customers. In reviewing the petition and the request for a waiver of the advertising requirements set forth in N.J.A.C. 14:1-5.6(b), the Board considered the following factors: 1) none of the facilities to be transferred in the proposed sales transaction are located in New Jersey; 2) none of the facilities to be transferred have ever been or are currently used to provide service to customers in New Jersey; 3) the proposed transaction will not be reflected on the books and records of Elizabethtown Gas Company; and 4) the proposed asset sale is the product of arms-length negotiations between unaffiliated parties.

The Board’s Division of Energy has reviewed the journal entries which were provided to account for the property sale and indicated that the proposed journal entries to record the sale of the Valley Cities Gas and Waverly Gas divisions to C&T Enterprises, Inc. for $15 million are in accordance with the Uniform System of Accounts prescribed for electric utilities.

After careful review and consideration of the petition and attachments submitted in this matter, the Board HEREBY FINDS that:

1.	The transaction is in accordance with law.

2.	The waiver of the advertising requirement set forth in N.J.A.C. 14:1-5.6(b), which request that the property be advertised for sale at least twice, one week apart, in a daily newspaper published or circulated in the county in which the property is located, within 150 days immediately prior to the filing of the petition, is appropriate in the present circumstances and will not adversely affect the public interest.

3.	The sale of the gas divisions will not affect the Petitioner’s ability to render safe, adequate and proper service to is New Jersey customers nor prejudice the public interest.

4.	The proposed journal entries to record the sale of the Valley Cities Gas and Waverly Gas Divisions to C&T Enterprises, Inc. for $15 million are in accordance with the Uniform System of Accounts prescribed for electric utilities. Approval of the above-mentioned transaction for accounting purposes according to FERC guidelines does not constitute or imply approval for ratemaking purposes. This Order shall not affect in any way or limit the authority of this Board to revisit the issues related to ratemaking treatment of this transaction in the Company’s next rate proceeding.

BPU Docket No. GF01030138

3

5.	The Company received the fair value for the Valley Cities Gas and Waverly Gas divisions because the auction process, which allowed the largest number of financially able buyers to bid on the two divisions, was utilized in the sale of the Valley Cities Gas and Waverly Gas divisions.

Based upon the above, the Board FINDS that good cause exists to waive the advertising requirement for the sale of the gas divisions. Therefore, the Board grants, pursuant to N.J.A.C. 14:1-5.6(I), the Petitioner’s request the HEREBY WAIVES the advertising requirement of N.J.A.C. 14:1-5.6(b).

Subject to the conditions subsequently identified, the Board HEREBY APPROVES the sale and conveyance of the gas divisions described in the petition.

This Order is issued subject to the following conditions:

1.	NUI shall secure the approval of any regulatory body in other jurisdictions, which may have an interest or claim in this matter.

2.	This Order shall not be construed as approval of the Board of any value of consideration related to this transaction.

DATED: December 19, 2001	BOARD OF PUBLIC UTILITIES
BY:

/s/ CONNIE O. HUGHES
CONNIE O. HUGHES
PRESIDENT

/s/ FREDERICK F. BUTLER
FREDERICK F. BUTLER
COMMISSIONER

/s/ CAROL J. MURPHY
CAROL J. MURPHY
COMMISSIONER

ATTEST:
/s/ HENRY M. OGDEN
HENRY M. OGDEN
ACTING BOARD SECRETARY

BPU Docket No. GF01030138

4

SERVICE LIST

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Gary J. Ziegler, President	Richard A. Risoldi, President
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Frank J. Moritz, Director	John Grabovetz, President
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